Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the Annual Report of American Energy Production, Inc. (the “Company”), on Form 10-KSB for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles Bitters, Chief Executive and Financial Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes Oxley Act of 2002,

       i.   The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and

      ii.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2008	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer and Chief Financial Officer